Exhibit 99.1

Aptevo Therapeutics’ Board Chairman, Fuad El-Hibri, Announces Retirement, Effective April 1, 2022

Vice Chairman, John E. Niederhuber, M.D., to Assume Chairmanship, Effective April 1, 2022

SEATTLE, WA – January 21, 2022 – Aptevo Therapeutics Inc. (“Aptevo” or the “Company”) (NASDAQ: APVO), a clinical-stage biotechnology company focused on developing novel immuno-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, today announced that founding chairman of the board, Fuad El-Hibri, has announced his retirement effective April 1, 2022.  The Company also announced that long-time board member and vice chairman John E. Niederhuber, M.D., will assume the chairmanship, effective April 1, 2022.

“It has been my honor and pleasure to serve as board chair of Aptevo Therapeutics since the Company’s inception in 2016.  Over this time, Aptevo has evolved to become a pure-play clinical-stage immuno-oncology company with a rich R&D pipeline of cancer therapeutics. Over the last year particularly, Aptevo has realized both early clinical success and expanded the scale of its clinical work, making this an appropriate time for me to retire and transition the chairmanship to my board colleague, Dr. John Niederhuber.  I have the utmost confidence in John, our CEO Marvin White, together with his executive team and in the oversight of our experienced and capable board. I look to Aptevo’s future with confidence and look forward to cheering the accomplishments of this talented Company well into the future,” said El-Hibri.

Under El-Hibri’s leadership, Aptevo went public on the Nasdaq in August 2016.  Since that time the Company has refined its initial proprietary ADAPTIR bispecific technology platform, created a second multispecific platform, ADAPTIR-FLEX, and developed a pipeline of drug candidates using both platforms including lead-candidate APVO436 which is currently in Phase 1b clinical trials for the treatment of acute myeloid leukemia.  The Company announced positive safety data from its APVO436 trials last year and reported efficacy outcomes that included three complete remissions from two separate trials.  El-Hibri’s tenure also saw the advancement of preclinical candidate ALG.APV-527 in partnership with Alligator Bioscience, that the companies plan to put into the clinic in 2022.

“Fuad’s retirement marks a new chapter for Aptevo, as his chairmanship has spanned the life of our Company,” said Marvin White, CEO. “From our inception, he has played an active and engaged role, guiding the development and execution of strategy, including advising on key transactions.  I am personally grateful for Fuad’s mentorship and leadership, and I am confident that our talented team will continue to build on the foundation he helped us establish. On behalf of everyone at Aptevo, we wish him well in his retirement."

White added “I am very happy to welcome John Niederhuber as our incoming board chairman.  We are fortunate to have someone with John’s medical credentials and experience assume the chairmanship of Aptevo as we expand our clinical initiatives and work to advance our pipeline.”

“I am honored to have the confidence and support of my fellow board members and look forward to assuming the chairmanship of Aptevo on April 1, 2022 when my friend and colleague, Fuad El-Hibri, retires,” reflected John Niederhuber, vice chairman. “With his tireless dedication, work ethic and intellect, Fuad sets a high standard for us all to live up to.  I look forward to the challenge.”

Dr. Niederhuber currently serves as vice chairman and has been a member of the board since Aptevo’s inception.  Niederhuber is Adjunct Professor of Surgery and Oncology at the Johns Hopkins University School of Medicine and Deputy Director of the Johns Hopkins Clinical Research Network. He formerly served as Executive Vice President of the Inova Health System, Fairfax, Virginia where he served as the Chief Executive Officer and founder of the Inova Translational Medicine Institute, a not-for-profit genomics research institute.

Dr. Niederhuber is the former Director of the National Cancer Institute (NCI) of the National Institutes of Health having been appointed to that position in 2006 by President Bush. Before assuming the NCI directorship, he chaired the National Cancer Advisory Board.

It is expected that Mr. El-Hibri will be available following his retirement as needed on an advisory and consulting basis on terms to be agreed by the Company and Mr. El-Hibri.

About Aptevo Therapeutics
Aptevo Therapeutics Inc. is a clinical-stage biotechnology company focused on developing novel immunotherapies for the treatment of cancer. Aptevo is seeking to improve treatment outcomes of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy and safety of its therapeutic candidates and potential use of any such candidates as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, and any other statements containing the words “may,” “believes,” “expects,” “anticipates,” “hopes,” “intends,” “optimism,” “potential,” “designed,” “engineered,” “breakthrough,” “innovative,” “innovation,” “promising,” “plans,” “forecasts,” “estimates,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; adverse developments in the U.S. or global capital markets, credit markets or economies generally; and changes in regulatory, social, and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of pre-clinical studies being predictive of the results of later-stage clinical trials, expectations for the timing and steps required in the regulatory review process, including our ability to obtain regulatory clearance to commence clinical trials, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the novel coronavirus (referred to as COVID-19). These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

Contacts

Aptevo Therapeutics

Investors
Miriam Weber Miller

Aptevo Therapeutics

Phone: +1 206-859-6629

Email: IR@apvo.com / Millerm@apvo.com

Media
Jules Abraham
JQA Partners
Phone: +1 917-884-7378

Email: jabraham@jqapartners.com